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                                                                   EXHIBIT 10.2



                             THE PIONEER GROUP, INC.

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                          SUPPLEMENTAL AGREEMENT NO. 4

                            Dated as of June 30, 1999

                                  amending the

                   Note Agreement dated as of August 14, 1997
                                  (as amended)



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                           8.95% Senior Notes due 2004





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                             THE PIONEER GROUP, INC.

                          SUPPLEMENTAL AGREEMENT NO. 4


                                                             as of June 30, 1999

                         Re: 8.95% Senior Notes due 2004



The Travelers Insurance Company
One Tower Square
Hartford, CT 06183-2030

Ladies and Gentlemen:

                  THE PIONEER GROUP, INC., a Delaware corporation (the "COMPANY"), hereby agrees with you as follows:

                  SECTION 1. AMENDMENTS. Pursuant to the Note Agreement dated as of August 14, 1997, as amended by Supplemental Agreement No. 1 and Supplemental Agreement No. 2, each dated as of September 30, 1998 and Supplemental Agreement No. 3, dated as of December 29, 1998 (as so amended, the "NOTE AGREEMENT"), entered into by the Company with The Travelers Insurance Company, the Company issued and sold $20,000,000 aggregate principal amount of its Senior Notes due 2004 (the "NOTES"). Unless the context otherwise requires, capitalized terms used herein without definition have the respective meanings ascribed thereto in the Note Agreement. The Notes originally bore an interest rate of 7.95% per annum. Pursuant to Supplemental Agreement No. 1, such interest rate was changed to a floating rate of interest as therein described. Pursuant to Supplemental Agreement No.3, such interest rate was changed to a fixed rate of 8.95% per annum. The Company has requested you, as the holder of all of the outstanding Notes, further to amend the Note Agreement. Subject to this Supplemental Agreement No. 4 (this "SUPPLEMENTAL Agreement") becoming effective as hereinafter provided, the Company and the holder of the Notes do hereby agree that the Note Agreement is amended pursuant to Section 11.1 of the Note Agreement as follows:



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                  A.  Section 1 of the Note Agreement is amended by:

                  1. deleting the definitions of "Core Mutual Fund Subsidiary", "Pioneer Goldfield Entities" and "Subsidiary Guarantors" in their entirety and replacing them with the following new definitions:

                     "'CORE MUTUAL FUND SUBSIDIARY' means each of Pioneer
                  Investment Management, Inc. (f/k/a Pioneering Management Corporation), Pioneer Funds Distributor, Inc., Pioneering Services Corporation, Pioneer Management (Ireland) Ltd. and any other Borrower Subsidiary (as defined in the Bank Credit Facility) and any other Person which becomes a Subsidiary of the Company after the date of this Agreement if such Person engages in activities similar or related to the business conducted by any Core Mutual Fund Subsidiary and is approved by the Required Holders."

                                     * * * *

                     "'PIONEER GOLDFIELD ENTITIES' means Pioneer Goldfields
                  Holdings, Inc., Pioneer Goldfields II Limited, PGH Nebraska, Inc., Pioneer Goldfields Trust, Pioneer Goldfields Limited and Teberebie Goldfields Limited."

                                     * * * *

                     "'SUBSIDIARY GUARANTORS' means Pioneer Management (Ireland)
                  Ltd., Pioneer Investment Management, Inc. (f/k/a Pioneering Management Corporation) and Pioneering Services Corporation, each of their Wholly Owned Subsidiaries and any other Wholly Owned Subsidiary from time to time so designated by the Company and approved by the Required Holders."

                  2.  adding the following new definitions:

                     "'PGH NEBRASKA, INC.' means a newly-incorporated Delaware
                  corporation and a Wholly-Owned Subsidiary, which principally shall purchase assets from and lease such assets back to Pioneering Services Corporation."




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                     "'PIONEER GOLDFIELDS II LIMITED' means a newly-incorporated
                  Channel Islands company to be domesticated in the United
                  States and a Wholly Owned Subsidiary."

                     "'PIONEER GOLDFIELDS TRUST' means a newly-formed
                  Massachusetts business investment trust and a Wholly Owned Subsidiary."

                  B. Section 7.5.3 is amended to read in its entirety as follows:

                  "7.5.3.  CONSOLIDATED TANGIBLE NET WORTH.

                  Consolidated Tangible Net Worth shall:

                     (a) on June 30, 1999, equal or exceed $120,000,000,
                  increased by an amount equal to 50% of the after-tax gain on the sale or disposition of assets or capital stock of Pioneer Goldfields Entities;

                     (b) on and after July 1, 1999, and through December 30,
                  1999, at all times equal or exceed $120,000,000; provided, however, that on the first day of each fiscal quarter of the Company beginning with the fiscal quarter ending September 30, 1999, such dollar amount shall be increased by an amount equal to 50% of the sum of (i) the Consolidated Net Income (only if in excess of zero) for each of the fiscal quarters ended since July 1, 1999 and (ii) the after-tax gain on the sale or disposition of assets or capital stock of Pioneer Goldfields Entities;

                     (c) on and after December 31, 1999, and through June 29,
                  2000, at all times equal or exceed the greater of (i) $125,000,000 or (ii) $120,000,000, increased on the first day of each fiscal quarter of the Company beginning with the fiscal quarter ending December 31, 1999, by an amount equal to 50% of the sum of (A) the Consolidated Net Income (only if in excess of zero) for each of the fiscal quarters ended since July 1, 1999 and (B) the after-tax gain on the sale or disposition of assets or capital stock of Pioneer Goldfields Entities; and

                     (d) on and after June 30, 2000, at all times equal or
                  exceed the greater of (i) $130,000,000 or (ii)




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                  $120,000,000, increased on the first day of each fiscal
                  quarter of the Company beginning with the fiscal quarter ending June 30, 2000, by an amount equal to 50% of the sum of
                  (A) the Consolidated Net Income (only if in excess of zero) for each of the fiscal quarters ended since July 1, 1999 and
                  (B) the after-tax gain on the sale or disposition of assets or capital stock of Pioneer Goldfields Entities."

                  C. Section 7.9.1 is amended to read in its entirety as follows:

                  "7.9.1. Investments of the Company and each Subsidiary of the Company that is not a Core Mutual Fund Subsidiary; provided, however, that immediately before and after giving effect to such Investment, no Default exists; provided, further that (a) on and after July 1, 1999 and through March 31, 2000, the Company and any Subsidiary will only have outstanding, acquire, commit itself to acquire or hold any new Investments, including Guarantees permitted by Section 7.7, in the Company's or any Subsidiary's international operations that in the aggregate will not exceed $20,000,000 and (b) on and after April 1, 2000 and through March 31, 2001, the Company and any Subsidiary will only have outstanding, acquire, commit itself to acquire or hold any new Investments (in addition to the new Investments permitted under the foregoing clause (a)), including Guarantees permitted by Section 7.7, in the Company's or any Subsidiary's international operations that in the aggregate will not exceed $20,000,000."

                  D. Section 7.9.7 is amended to read in its entirety as follows:

                  "7.9.7. Guarantees permitted by Section 7.7, provided, however, that on and after July 1, 1999 and through March 31, 2000, the Company and any Subsidiary will only have outstanding, acquire, commit itself to acquire or hold any new Guarantees in the Company's or any Subsidiary's international operations that in the aggregate, together with other new Investments, will not exceed $20,000,000; provided, further, that on and after April 1, 2000 and through March 31, 20001, the Company and any Subsidiary will only have outstanding, acquire, commit itself to acquire or hold any new Guarantees Investments (in addition to the new





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          Guarantees permitted under the foregoing proviso) in the Company's or any Subsidiary's international operations that in the aggregate, together with other new Investments, will not exceed $20,000,000."

                  E. Section 7.11.3 is amended to read in its entirety as follows:

                  "7.11.3. Subject to Section 9.1.13, any of the Pioneer Goldfields Entities may be merged with or liquidated into the Company, or may be merged with, liquidated into or contributed to any of the other Pioneer Goldfields Entities."

                  F. Section 7.11.4 is amended to read in its entirety as follows:

                  "7.11.4. Other than as provided in Section 7.11.6, the Company and each Subsidiary of the Company which is not a Core Mutual Fund Subsidiary or a Pioneer Goldfields Entity may enter into a merger, consolidation, sale, lease, sale and leaseback, sublease or other disposition of its assets, provided that immediately before and after giving effect to such transaction, no Default exists; and provided further that any sale of equity interests in any of the Pioneer Goldfields Entities shall be in accordance with Section 7.11.5."

                  G. A new Section 7.11.7 is hereby added to the Note Agreement to read as follows:

                           "7.11.7. Pioneering Services Corporation, a Wholly
                  Owned Subsidiary, may enter into a sales and lease back transaction with PGH Nebraska, Inc., a Wholly Owned Subsidiary, as heretofore described to the holders of the Notes."

                  H. AMENDMENT TO EXHIBIT 8.1. Exhibit 8.1 of the Note Agreement, entitled "the Company and its Subsidiaries," is deleted in its entirety and replaced with Exhibit A hereto.

                  SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represe nts and warrants to you as follows:

                  A. ORGANIZATION, AUTHORIZATION, ETC. The Company and each of its Subsidiaries is a corporation duly organized, validly





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existing and in good standing under the laws of the State of its organization, and has all requisite power and authority to execute, deliver and perform its obligations under the Note Agreement as amended by this Supplemental Agreement.

                  The execution, delivery and performance of this Supplemental Agreement has been duly authorized by all necessary corporate and, if required, stockholder action on the part of the Company and each Subsidiary Guarantor, as applicable. This Supplemental Agreement is a legal, valid and binding obligation of the Company and the Subsidiary Guarantors, as applicable, enforceable against the Company or such Subsidiary Guarantors in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  B. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Company or the Subsidiary Guarantors of this Supplemental Agreement does not and will not (A) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (B) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (C) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

                  C. GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company or any Subsidiary Guarantor of this Supplemental Agreement.



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                  D. NO DEFAULT, ETC. No Event of Default or Default has
occurred and is continuing, and neither the Company nor any Core Mutual Fund Subsidiary is in default (whether or not waived) in the performance or observance of any of the terms, covenants or conditions contained in any instrument evidencing any Indebtedness and there is no pending request by the Company (except pursuant to this Supplemental Agreement) or any such Subsidiary for any amendment or waiver in respect of any contemplated or possible default with respect to such Indebtedness and no event has occurred and is continuing which, with notice or lapse of time or both, would become such a default.

                 E. NO UNDISCLOSED FEES. The Company has not, directly or indirectly, other than with respect to the payment of consideration disclosed to the Noteholders, paid or caused to be paid any consideration (as supplemental or additional interest, a fee or otherwise) to any party to the Bank Credit Facility in order to induce such party to enter into an agreement substantially similar to this Supplemental Agreement, nor has the Company agreed to made any such payment.

                  SECTION 3. REPRESENTATION OF THE NOTEHOLDER. You represent to the Company that you are the beneficial owner of Notes in an aggregate principal amount of $20,000,000.

                  SECTION 4. EFFECTIVENESS OF THIS SUPPLEMENTAL AGREEMENT. This Supplemental Agreement shall become effective on the date (the "EFFECTIVE DATE") on which all of the following conditions precedent shall have been satisfied:

                 A. PROCEEDINGS. All proceedings taken by the Company and the Subsidiary Guarantors in connection with the transactions contemplated hereby and all documents and papers incident thereto shall be satisfactory to you, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents and papers, all in form and substance satisfactory to you, as you or they may reasonably request in connection therewith.

                 B. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 of this Supplemental Agreement shall be true on and as of the Effective Date as though such representations and warranties had been made on and as of the Effective Date, and you




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shall have received a certificate of a senior financial officer of the Company, dated the Effective Date, to such effect.

                 C. PAYMENT OF FEES. The Company shall have paid you an amendment fee equal to 0.25% of the unpaid principal amount of the Notes and an administrative fee of $25,000. The Company shall have also paid the fees and disbursements of your special counsel as contemplated by Section 5 of this Supplemental Agreement.

                  SECTION 5. EXPENSES. Without limiting the generality of
Section 5.8 of the Note Agreement, the Company agrees, whether or not the transactions contemplated hereby are consummated, to pay the reasonable fees and disbursements and other charges of Willkie Farr & Gallagher, your special counsel, for their services rendered in connection with such transactions and with respect to this Supplemental Agreement and any other document delivered pursuant to this Supplemental Agreement and reimburse you for your out-of-pocket expenses in connection with the foregoing.

                  SECTION 6. RATIFICATION. Except as amended hereby, the Note Agreement is in all respects ratified and confirmed and the provisions thereof shall remain in full force and effect, and the Subsidiary Guarantors hereby ratify their obligations thereunder and under the Subsidiary Guarantees to which they are a party.

                  SECTION 7. COUNTERPARTS. This Supplemental Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  SECTION 8. GOVERNING LAW. This Supplemental Agreement shall be governed by and construed in accordance with the laws of the State of New York.


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                  If you are in agreement with the foregoing, please sign the form of acceptance in the space below provided, whereupon this Supplemental Agreement shall become a binding agreement between you and the Company, with the approval of the Subsidiary Guarantors, subject to becoming effective as hereinabove provided.

                             THE PIONEER GROUP, INC.

                             By /s/ John F. Cogan, Jr.
                                Title: President and CEO
                             60 State Street
                             Boston, MA 02109-1820

                             SUBSIDIARY GUARANTORS

                             PIONEER INVESTMENT MANAGEMENT, INC.

                             By /s/ Eric W. Reckard
                                Title: Treasurer
                             60 State Street
                             Boston, MA 02109-1820

                             PIONEER MANAGEMENT (IRELAND) LTD.

                             By /s/ John F. Cogan, Jr.
                                Title: Director
                             60 State Street
                             Boston, MA 02109-1820

                             PIONEERING SERVICES CORPORATION

                             By /s/ Eric W. Reckard
                                Title: Treasurer
                             60 State Street
                             Boston, MA 02109-1820





  ACCEPTED

  THE TRAVELERS INSURANCE COMPANY

  By  /s/ Pamela Westmoreland
      Title:  Investment Officer





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